EXHIBIT 99

NEWS RELEASE

Rick L. Catt, President And Chief Executive Officer First Robinson Financial Corporation 501 East Main Street Robinson, IL 62454	FOR IMMEDIATE RELEASE November 24, 2000

First Robinson Financial Corporation Reports
Stock Repurchase Program

First Robinson Financial Corporation (the "Company") (OTC Bulletin Board: "FRFC"), today announced a stock repurchase program for up to 5% of the Company's common stock commencing December 1, 2000 and concluding June 1, 2001. The Company may repurchase up to 28,860 shares of the Company's common stock. Shares may be purchased from time to time, in the open market, when deemed appropriate by management. A previous stock repurchase program which began June 20, 2000 has been completed with the Company purchasing 30,380 shares of the Company's common stock. The Company now has 577,213 shares outstanding.

On September 30, 2000 the Company had assets of $86.7 million, liabilities of $77.7 million and stockholders' equity of $9.0 million. Through its banking subsidiary, First Robinson Savings Bank, National Association, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.